UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2012

Concho Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600
(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 100 Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 683-7443

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2012, the Board of Directors (the “Board”) of Concho Resources Inc. (the “Company”) elected Mr. Gary A. Merriman as a director to fill the newly created directorship resulting from the Board’s decision to increase the number of directors from eight to nine. Mr. Merriman will serve as a Class III director, and his term on the Board will expire at the Company’s annual meeting of stockholders in 2013. In connection with his appointment, the Board has determined that Mr. Merriman will serve as a member of the Reserves Committee and the Compensation Committee. In addition, the Board has determined that Mr. Merriman is an independent director under Sections 303A.02 of the New York Stock Exchange Listed Company Manual.

There are no understandings or arrangements between Mr. Merriman and any other person pursuant to which Mr. Merriman was elected to serve as a director of the Company. There are no relationships between Mr. Merriman and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. As a non-employee director, Mr. Merriman will receive compensation in accordance with the Company’s policies for compensating non-employee directors, including any long-term equity incentive awards under the Company’s 2006 Stock Incentive Plan.

In connection with Mr. Merriman’s election to the Board, the Company entered into an indemnification agreement with Mr. Merriman on January 10, 2012. The indemnification agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein in its entirety. The indemnification agreement is intended to permit indemnification to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. It is possible that the applicable law could change the degree to which indemnification is expressly permitted. The indemnification agreement covers expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that Mr. Merriman, in his capacity as a director, is made, threatened or reasonably expected to be made a party to any suit or proceeding. The indemnification agreement generally covers claims relating to the fact that the Mr. Merriman is or was an officer, employee or agent of us or any of our subsidiaries, or is or was serving at our request in such a position for another entity. The indemnification agreement also obligates us to promptly advance all expenses incurred in connection with any claim. Mr. Merriman is, in turn, obligated to reimburse us for all amounts so advanced if it is later determined that Mr. Merriman is not entitled to indemnification. The indemnification provided under the indemnification agreement is not exclusive of any other indemnity rights; however, double payment to Mr. Merriman is prohibited.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Indemnification Agreement, dated January 10, 2012, between Concho Resources Inc. and Gary A. Merriman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.

Date: January 11, 2012	By:	/s/ C. WILLIAM GIRAUD
	Name:	C. William Giraud
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Indemnification Agreement, dated January 10, 2012, between Concho Resources Inc. and Gary A. Merriman.